Exhibit 99.1

Investor Contact:

The Investor Relations Group

Damian McIntosh/Dian Griesel, Ph.D.

Phone: 212-825-3210

Unigene Announces Results for the Third Quarter of 2006

FAIRFIELD, N.J. – November 9, 2006 — Unigene Laboratories, Inc. (OTCBB: UGNE) announced its financial results for September 30, 2006.

Revenue for the three months ended September 30, 2006 was $1,701,000 compared to $11,873,000 for the three months ended September 30, 2005 and $2,644,000 for the nine months ended September 30, 2006 compared to $12,676,000 for the nine months ended September 30, 2005. Revenue from Fortical sales and royalties were $1,510,000 for the three months ended September 30, 2006, $348,000 for the three months ended June 30, 2006 and $197,000 for the three months ended March 31, 2006.

Fortical royalties were $673,000 and $2,007,000 respectively, for the three months ended September 30, 2006 and 2005 and $1,218,000 and $2,007,000 respectively, for the nine months ended September 30, 2006 and 2005. Fortical sales were $837,000 for the three month and nine month periods ended September 30, 2006. Sales, primarily Fortical, were $5,675,000 and $6,033,000, respectively, for the three month and nine month periods ended September 30, 2005.

Our net loss for the three months ended September 30, 2006 was $2,515,000, or ($.03) per share, compared to net income of $7,897,000, or $.09 per share, fully diluted, for the three months ended September 30, 2005. The three months ended September 30, 2006 includes $147,000 in expenses for non-cash stock option compensation under SFAS 123 (R).

Our net loss for the nine months ended September 30, 2006 was $8,759,000 or ($.10) per share, compared to net income of $2,157,000, or $.03 per share, fully diluted, for the nine months ended September 30, 2005. The nine months ended September 30, 2006 includes $596,000 in expenses for non-cash stock option compensation under SFAS 123 (R), as well as $322,000 in non-cash expenses related to our deferred compensation plan. As of September 30, 2006, we have an additional $1,248,000 in expenses for non-cash stock option compensation that remains to be recognized, primarily in 2007.

Total operating expenses were $3,897,000 for the three months ended September 30, 2006, an increase from $3,562,000 for the three months ended September 30, 2005.

Total operating expenses were $10,440,000 for the nine months ended September 30, 2006, an increase from $9,380,000 for the nine months ended September 30, 2005.

Our cash balance at September 30, 2006 was $4,825,000, an increase of approximately $679,000 from year-end.

“Retail sales of Fortical, our first U.S. product for the treatment of osteoporosis, continue to grow at an appreciable rate,” commented Warren P. Levy, Ph.D., President and CEO. “According to NDC, a well-recognized pharmaceutical sales tracking service, Fortical prescriptions have exceeded 60,000 for the month of September, representing a market share of approximately 28%. In August, we reported that the process of “pull through” was complete. Our partner, Upsher-Smith Laboratories, has submitted purchase orders for the remainder of 2006 and the beginning of 2007. As Upsher-Smith and their customers have begun to rebuild inventories, a more regular ordering pattern seems to be developing. As evidence of this, we have reported that our sales and royalties grew from $348,000 in the second quarter to $1,510,000 in the third quarter, reflecting significant growth despite the fact that the first re-order was filled in mid-quarter. We are encouraged by that increase and believe that the prospects for further increases are excellent.”

“We are aggressively pursuing internal activities to support our partnership with GlaxoSmithKline in oral PTH. These activities include additional formulations and in vivo testing. The program is being undertaken with the full support of GSK and we believe it should expedite the product’s development and entrance into Phase II. It is believed that the opportunity for an oral PTH will continue to grow, as the currently marketed injectable PTH product sold by a third party has been projected to achieve annual sales in 2006 exceeding $600 million.”

Dr. Levy also said, “Our current clinical studies in China are expected to be completed late this year or early next year. Following the conclusion of those studies and analysis of the data, we intend to meet with the regulatory agency to determine the prospects for, and timing of, a marketing approval.”

“Finally, our site-directed bone growth program is progressing well. We have repeated and amplified earlier studies and are filing patent applications overseas in addition to those already filed in the U.S. We are focusing on several specific possible applications of the technology, which involves a combination of drugs and device along with proprietary methodology, including stabilization of the spine, treatment of chronic back pain and prevention of hip fractures. We plan to engage key opinion leaders and clinical experts to assist in the early-stage clinical development of the technology and to seek a commercial partner with device expertise to assist in the remaining activities.”

About Unigene

Unigene Laboratories, Inc. is a biopharmaceutical company focusing on the oral and nasal delivery of large-market peptide drugs. Due to the size of the worldwide osteoporosis market, Unigene is targeting its initial efforts on developing calcitonin and PTH-based therapies. Fortical®, Unigene’s nasal calcitonin product for the treatment of postmenopausal osteoporosis, received FDA approval and was launched in August 2005. Unigene has licensed the U.S. rights for Fortical to Upsher-Smith Laboratories, worldwide rights for its oral PTH technology to GlaxoSmithKline and worldwide rights for its calcitonin manufacturing technology to Novartis. Unigene’s patented oral delivery technology has successfully delivered, in preclinical and/or clinical trials, various peptides including calcitonin, PTH and insulin. Unigene’s patented manufacturing technology is designed to cost-effectively produce peptides in quantities sufficient to support their worldwide commercialization as oral or nasal therapeutics. For more information about Unigene, call (973) 882-0860 or visit www.unigene.com. For information about Fortical, visit www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Such forward-looking statements include those which express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. We have based these forward-looking statements on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include statements about the following: general economic and business conditions, our financial condition, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human trials, our dependence on patents and other proprietary rights, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, the failure to obtain regulatory approvals for our products and other risk factors discussed in our Securities and Exchange Commission filings. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors.